NEWS

IRELAND INC. REPORTS ADDITIONAL 2009 DRILL PROGRAM RESULTS

Drill-Hole Assays Indicate Extension of Gold and Silver Mineralized Area

HENDERSON, Nevada – FEBRUARY 1, 2010 – Ireland Inc. (OTC BB: IRLD), a minerals exploration and development company focused on the discovery and extraction of precious metals from mineral deposits in the Southwestern United States, today announced assay results from 24 additional drill holes of its 58-hole 2009 drill program at the Columbus Project located in Esmeralda County, Nevada.

Ireland received the assay results from independent consultants McEwen Geological LLC of Arvada, Colorado. The drill samples were analyzed using a caustic fusion technique, and the results reported were from the extracted precious metals (see table below).

To date 645 composite sub-surface samples, representing 12,880 linear feet of material from 47 holes in the 2009 drill program, have been analyzed. Ireland expects to receive assay results for the remaining 11 drill holes and the completed geologic modelling and new mineralization calculations by the end of March.

“We are pleased that the drill program results indicate an extension of the gold and silver mineralized zones previously identified,” stated Douglas D.G. Birnie, Chief Executive Officer of Ireland. “We expect that we will be able to report an increase in the Columbus Project’s inferred geologic resources when all the assay data has been received and compiled.”

“We are also pleased to report that the onsite modifications necessary to install the leach tank circuit to our pilot plant at the Columbus Project are proceeding on schedule,” continued Birnie. “We expect to have the gold and silver extraction circuit operational early in the second quarter.”

2009 Drill Program Results (47 out of 58 Holes)

Hole ID1	Depth Drilled (ft)	Mineralized Interval (ft)	Thickness (ft)	Au (opt)	Ag (opt)	Au (opt)[2] Equivalent
Drill Holes South and West of Zone A
09-S1A*	200’	0’ to 200’	200’	0.044	0.194	0.046
09-S2A*	200’	0’ to 200’	200’	0.039	0.179	0.041
09-S3A	200’	0’ to 200’	200’	0.038	0.175	0.040

________________________________________________
1 New Hole Data marked with *
2 Au Equivalent calculated using: $900/oz Au, $12/oz Ag

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09-S4A*	200’	0’ to 200’	200’	0.035	0.152	0.038
09-S5A*	400’	0’ to 400’	400’	0.036	0.157	0.038
09-S6A	200’	0’ to 200’	200’	0.039	0.263	0.042
09-S7A*	200’	0’ to 200’	200’	0.036	0.160	0.038
09-S8A*	350’	0’ to 340’	340’	0.032	0.143	0.034
09-S9A	330’	120’ to 330’	210’	0.036	0.211	0.038
09-S10A	200’	0’ to 120’	120’	0.023	0.132	0.025
09-S11A	400’	0’ to 140’	140’	0.048	0.285	0.051
09-S12A	200’	0’ to 40’	40’	0.037	0.166	0.039
		100’ to 160’	60’	0.048	0.211	0.051
09-S13A	200’	0’ to 200’	200’	0.038	0.206	0.041
09-S14A	400’	0’ to 380’	380’	0.033	0.127	0.034
09-S15A	200’	0’ to 200’	200’	0.039	0.185	0.042
09-S22A*	200’	0’ to 60’	60’	0.024	0.112	0.026
09-S23A*	200’	0’ to 40’	40’	0.022	0.109	0.023
09-S24A*	400’	0’ to 40’	40’	0.022	0.093	0.023
		120’ to 340’	230’	0.018	0.089	0.019
09-S25A*	200’	0’ to 40’	40’	0.020	0.088	0.021
09-S26A*	200’	None
09-S27A*	400’	None
S & W of Zone A - Weight Mean Average				0.035	0.168	0.037
Zone B West
09-S1B	200’	0’ to 200’	200’	0.038	0.187	0.040
09-S2B	200’	20’ to 200’	180’	0.041	0.192	0.044
Zone B West - Weight Mean Average				0.039	0.190	0.042
Zone B East
09-S3B	200’	0’ to 180’	180’	0.023	0.085	0.024
09-S4B	200’	80’ to 200’	120’	0.025	0.105	0.027
09-S5B	400’	0’ to 360’	360’	0.024	0.097	0.025
Zone B East - Weight Mean Average				0.024	0.095	0.025
Zone B South
09-S7B	400’	240’ to 400’	160’	0.023	0.103	0.024
09-S8B	200’	None
09-S9B	400’	0’ to 200’	200’	0.025	0.099	0.027
		240’ to 400’	160’	0.018	0.067	0.019
09S-10B	200’	80’ to 120’	40’	0.032	0.133	0.033
09-S11B	200’	None
09-S12B	400’	160’ to 240’	80’	0.027	0.107	0.028
09-S13B	200’	0’ to 180’	180’	0.025	0.095	0.026
09-S14B	200’	0’ to 200’	200’	0.018	0.069	0.019
09-S15B	400’	0’ to 380’	380’	0.023	0.093	0.024
09-S16B*	200’	0’ to 180’	180’	0.033	0.172	0.035
09-S17B*	400’	0’ to 400’	400’	0.034	0.187	0.036
09-S18B*	200’	0’ to 160’	160’	0.033	0.174	0.036
09-S19B*	200’	0’ to 60’	60’	0.033	0.155	0.035
09S-20B*	200’	80’ to 160’	80’	0.042	0.202	0.045
09-S21B*	200’	20’ to 140’	120’	0.034	0.160	0.036

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09-S22B*	400’	0’ to 40’	40’	0.041	0.190	0.043
09-S23B*	200’	0’ to 60’	60’	0.031	0.114	0.032
09-S28B*	200’	0’ to 180’	180’	0.041	0.248	0.045
09-S29B*	200’	0’ to 200’	200’	0.032	0.175	0.034
09-S30B*	200’	0’ to 200’	200’	0.036	0.196	0.039
09-S31B*	400’	0’ to 320’	320’	0.031	0.170	0.033
Zone B South - Weight Mean Average				0.030	0.145	0.031

Analytical Methodology

All reported drill results were determined by caustic fusion assay and analysis of the extracted metal for gold and silver. Sampling and analyses were conducted by qualified independent professionals, under Chain-of-Custody procedures, and included blind labeling of samples, the insertion of blanks, standard reference material and repeats to ensure the accuracy of results.

Independent metallurgists engaged in extensive research and testing before they determined the best pyrometallurgical and hydrometallurgical methodologies for extracting gold and silver from the organic carbon rich clays at the Columbus Project.

Caustic fusion is a standard pyrometallurgical method used for rock dissolution and subsequent analysis. A caustic fusion protocol was selected as the preferred method for head grade assays, because it has proven to be very effective in liberating and collecting gold and silver, as metal-in-hand, from the Columbus organic carbon rich clays. Independent work has shown that conventional fire assaying, another standard pyrometallurgical method, extracts extremely low gold and silver values from the Columbus Project material.

Thiosulphate leaching is a relatively new, environmentally friendly, hydrometallurgical method for extracting gold and silver from ores. Again, independent work has shown that thiosulphate leaching, followed by resin or carbon extraction, has been very effective in bench and pilot scale tests for the extraction of gold and silver, as “metal-in-hand”, at the Columbus Project. Aqua regia and cyanide leaching tests proved ineffective and resulted in extremely low gold and silver extraction. It is the thiosulphate leach system that is currently being installed onsite to prove the feasibility of the Columbus Project.

As mentioned previously, the entombment of the precious metals in the organic carbon and clays at the Columbus Project can cause problems of detection by many methods of analysis. The Nevada Bureau of Mines and Geology (NBMG) recently reported they found no economically significant amounts of gold and silver in five surface samples from the Columbus Salt Marsh using a variety of assay methods. These results are consistent with the values initially found by Ireland’s independent consultants using similar methods. However, further research and testing led to the development of a caustic fusion protocol, a thiosulphate leach process and, more recently, a modified fire assay method that did extract economically significant values of gold and silver as

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“metal-in-hand”, from samples where conventional fire assay, aqua regia leach and cyanide leach extracted very low values.

The best assay of any geological sample is by quantifying the extracted metal. That is why Ireland and its consultants rely only on extracted gold and silver as “metal-in-hand” for reporting assay results. Both the caustic fusion and the thiosulphate leach provide “metal-in-hand” and, together with the quality assurances and quality controls of the drill program, Ireland and its consultants are confident of the results so reported.

About Ireland Inc.

Based in Henderson, Nevada, Ireland Inc. is a minerals exploration and development company that is focused on the discovery and extraction of precious metals from mineral deposits in the Southwestern United States.

In 2007, Ireland acquired rights to two mining properties, both of which are prospective for gold, silver and other minerals. In early 2008, Ireland completed the acquisition of the Columbus Project located near Tonopah, NV, where it also has an option to acquire additional adjacent mineral claims. Ireland also owns rights to acquire up to 100% of the Red Mountain Project in San Bernardino County, California.

Forward-Looking Statements

This document may include statements that constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect”, or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, Ireland’s limited operating history, future trends in mineral prices, the availability of capital, geological or mechanical difficulties affecting Ireland’s planned geological work programs, and uncertainties surrounding estimates of mineralized material. There is no assurance that the test results reported in this document are indicative of extraction rates throughout the Columbus Project. Additional exploration work will be required to fully define the extent of the Columbus Project’s mineralized areas and before proved or probable mineral reserves can be established. There is no assurance that the results of Ireland’s pre-feasibility program will result in a decision to enter into commercial production. Ireland undertakes no obligation to update the forward looking statements in this document.

IR CONTACTS:
Terri MacInnis, Dir. of Investor Relations	Jerry Falkner, CFA
Bibicoff + MacInnis, Inc.	RJ Falkner & Company, Inc.
818.379.8500	800.377.9893
terri@bibimac.com	info@rjfalkner.com

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T: 702.932.0353    F: 702.932.0338